Exhibit 99.1

BSQUARE Announces Prelim Results for Fourth Quarter and Full Year 2010

Quarterly Revenue Up 82% to a record $27.6 Million

Full-Year Revenue Up 50% to a record $96.8 Million

BELLEVUE, Wash, March 3, 2011 – BSQUARE Corporation (Nasdaq: BSQR) today announced preliminary financial results for the fourth quarter and full year ended December 31, 2010. Total revenue for the quarter was a record $27.6 million, up 82% year-over-year, while total revenue for the 12 months was a record $96.8 million, up 50%. Net income for the quarter was $2.1 million, or $0.19 per diluted share, up 168% year-over-year, while net income for the full year was $3.5 million, or $0.32 per diluted share, up 231%. The current quarter benefited from a large TestQuest sale in the amount of $723,000, or $0.07 per share. Details on the Company’s preliminary financial results are as follows (in 000’s except per share amounts):

	Three Months Ended			Twelve Months Ended
	12/31/10	12/31/09	Inc/(Dec)	12/31/10	12/31/09	Inc/(Dec)
Revenue:
Third-party Software	$18,527	$9,467	96%	$63,886	$32,374	97%
Engineering Services	6,910	4,658	48%	27,715	27,849	0%
Proprietary Software	2,149	1,064	102%	5,173	4,156	24%

Total Revenue	27,586	15,189	82%	96,774	64,379	50%

Total Gross Profit	6,520	1,163	461%	20,519	13,402	53%
Gross Margins:
Third-party Software	15%	15%	0%	15%	16%	-6%
Engineering Services	26%	-25%	204%	24%	17%	41%
Proprietary Software	93%	85%	9%	88%	86%	2%

Total Gross Margin	24%	8%	200%	21%	21%	0%

Total Operating Expenses	4,357	4,270	2%	16,229	16,299	0%

Net Income (Loss)	$2,054	$(3,011)	168%	$3,523	$(2,682)	231%

Per Share-Diluted	$0.19	$(0.30)	163%	$0.32	$(0.27)	219%

EBITDAS	$2,542	$(2,587)	198%	$5,912	$(1,050)	663%

Per Share-Diluted	$0.23	$(0.26)	188%	$0.54	$(0.10)	640%

Cash and Investments EoQ	$23,140	$18,007	29%	$23,140	$18,007	29%

Notes:

Cash and Investments EoQ includes both short and long-term amounts (long-term at 12/31/10 = $1.0 million).

EBITDAS = Earnings before interest, taxes, depreciation, amortization and stock compensation expense and is a non-GAAP measurement (reconciliation provided after financial statement tables).

CEO Commentary on Business and Financial Results

Brian Crowley, chief executive officer of BSQUARE, commented on the current quarter results and business activity, “This was a terrific quarter and a great way to end the year. We produced a record top line, with strong contributions from each of our revenue streams, and made good progress in a number of areas in our business. We also demonstrated leverage in our business model, growing total revenue 82% for the quarter and 50% for the year while only growing operating expenses 2% for the quarter and holding costs flat for the full-year, leading to a substantial increase in overall profitability.”

Commentary on Preliminary Quarterly Financial Results

•	Q4 revenue of $27.6 million topped the previous quarterly record of $26.9 million in Q210, coming in at the high end of the previously communicated range of $26 million to $28 million.

•

Growth in third-party software sales (up 96% year-over-year) was driven by a 59% increase in Microsoft General Embedded licensing sales primarily attributable to higher purchasing volumes from the company’s larger customers, coupled with $3.4 million in Microsoft Windows Mobile licensing sales (compared to none in prior year).

•	Engineering service revenue growth (up 48% year-over-year) was driven by an increase in Ford-related revenue, growth attributable to a new customer in North America and growth in Asia.

•

Proprietary software revenue increased 102% year-over-year due primarily to a significant TestQuest product sale to China Mobile Communications Corporation in the quarter. Texas Instruments OMAP and Qualcomm Snapdragon revenue also contributed to the growth.

•

Service margin increased 204% (51 percentage points) primarily because the year-ago quarter’s service revenue and resulting margin suffered significantly from overruns on the main Ford project completed in August 2010. Service gross margin and overall gross margin did improve sequentially as expected.

•

Quarter-end cash and investments of $23.1 million, including long-term amounts, was up $1.6 million over Q3 coming in higher than the $1.0 million to $1.3 million expected range. DSO was 47 this quarter compared to 43 in Q3.

Outlook

The Company currently has the following expectations for Q1 compared to the current quarter:

•

Total revenue is expected to be roughly flat. Service revenue is expected to increase whereas proprietary software revenue is expected to decline as Q4 benefited from the significant TestQuest sale. Third-party software revenue is expected to be roughly flat. Unlike the last several quarters, revenue will be back loaded this quarter.

•	Total gross margin is expected to decline primarily as a result of the decrease in high-margin proprietary software revenue.

•

Profitability is expected to decline as a result of the items noted above, coupled with an expected increase in operating expenses. Operating expenses increase in Q1 each year, compared to Q4, due to higher fringe benefit costs. Further, the Company is making additional investments in sales and marketing, primarily related to its international expansion initiative, and in R&D, primarily in support of the Handset Certification Platform initiative.

Mr. Crowley continued, “I want to thank all our employees for their dedication and hard work that enabled us to produce these results. In 2011, we are keenly focused on continuing our momentum and executing on our vision of becoming the leading software supplier to makers of smart, connected devices.”

Preliminary Results

All financial results contained in this press release are preliminary. Typically, the Company would file its Form 10-K immediately following this earnings release. The 2010 Form 10-K filing is expected to be delayed, but not beyond the filing deadline, as a result of dialog with the Securities and Exchange Commission stemming from the Commission’s normal, periodic review of the Company’s 2009 Form 10-K filing. While the Company does not currently expect the Commission’s review to impact the financial results contained in this release, subsequent events could arise between the date of this earnings release and the date of our filing which may impact the financial results contained herein and those discussed on our conference call. Further, the Company is examining its accounting for income taxes, particularly the 100 percent valuation allowance currently provided for relative to its deferred tax assets in light of the Company’s profitability. Any modifications to income taxes would impact net income and earnings per share contained in this earnings release and discussed on our conference call but not impact the EBITDAS and EBITDAS per share amounts.

Conference Call

Management will host a conference call today, March 3, 2011, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call, dial 877-941-4774, or 480-629-9760 for international callers, and reference “BSQUARE Corporation Fourth Quarter 2010 Earnings Conference Call.” A replay will be available for one week following the call by dialing 877-870-5176 or 858-384-5517 for international callers; reference pin number 4403324. A live and replay webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing production-ready software products and engineering services that enable embedded solutions and smart devices. For more information, visit www.bsquare.com.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release and the content of the above referenced conference call, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to: our projected financial results; revenue, profit, cash and investment forecasts; future and potential sales or projects; our expectations related to initiatives with Texas Instruments and Qualcomm and our plans for general expansion of our proprietary products; expectations for our Handset Certification Platform and other TestQuest products; expanding our sales channel in Europe and Asia and adding additional engineering services in Taiwan and China; growth in our Application and User Interface development practices and work on Android, Windows 7, and other platforms; expectations with regard to expanding territories for our third-party license sales and adding additional third-party products to our offerings; and, our expectations with regard to future sales and opportunities of Microsoft and other third-party products. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to maintain our existing favorable relationships with Microsoft Corporation and other strategic partners and customers; whether our customers choose to use products from Microsoft, Texas Instruments, Qualcomm, Adobe and other manufacturers or suppliers that we sell or have partnered with; risks, uncertainties and changes in our or our customers’ financial condition; our ability to execute our product strategies for the Handset Certification Platform, other TestQuest products, and our overall proprietary products strategy; our sales executives’ ability to execute our initiatives; changes in our approach to pricing and selling services engagements; our initiatives related to the Application and User Interface development and Android operating system and mobile device markets; intellectual property risks; risks associated with our investment in and rapid expansion of our international operations; and, risks associated with our ability to expand our systems and overall capacities as required to sustain the growth in our business. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to the risks and uncertainties listed above. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the Company’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

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BSQUARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (2010 amounts are preliminary and unaudited)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Revenue:
Software	$20,676	$10,531	$69,059	$36,530
Service	6,910	4,658	27,715	27,849

Total revenue	27,586	15,189	96,774	64,379
Cost of revenue:
Software	15,942	8,212	55,207	27,810
Service	5,124	5,814	21,048	23,167

Total cost of revenue	21,066	14,026	76,255	50,977

Gross profit	6,520	1,163	20,519	13,402

Operating expenses:
Selling, general and administrative	3,453	3,191	12,850	12,012
Research and development	904	1,079	3,379	4,287

Total operating expenses	4,357	4,270	16,229	16,299

Income (loss) from operations	2,163	(3,107)	4,290	(2,897)
Interest and other income (expense), net	(27)	13	(504)	139

Income (loss) before income taxes	2,136	(3,094)	3,786	(2,758)
Income tax benefit (expense)	(82)	83	(263)	76

Net income (loss)	2,054	(3,011)	3,523	(2,682)

Basic income (loss) per share	0.20	(0.30)	0.35	(0.27)

Diluted income (loss) per share	0.19	(0.30)	0.32	(0.27)

Shares used in calculation of income (loss) per share:
Basic	10,285	10,106	10,192	10,097

Diluted	11,072	10,106	10,912	10,097

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, except per share amounts) (Preliminary and unaudited)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
EBITDAS:
Net income (loss) as reported	$2,054	$(3,011)	$3,523	$(2,682)
Income tax expense (benefit)	82	(83)	263	(76)
Interest and other income (expense)	27	(13)	504	(139)
Depreciation and amortization	172	240	861	945
Stock-based compensation expense	207	280	761	902

EBITDAS (1)	$2,542	$(2,587)	$5,912	$(1,050)

EBITDAS per diluted share	$0.23	$(0.26)	$0.54	$(0.10)

Diluted Shares	11,072	10,106	10,912	10,097

(1)	EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. EBITDAS is defined as net income (loss) before income taxes, interest income, depreciation and amortization, and stock-based compensation. EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDAS is not defined by GAAP. However, the Company regards EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.